                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                         DETERMINING EARNINGS PER SHARE
                                   (Unaudited)

                               SEPTEMBER 30, 1997

                                                     THREE MONTHS ENDED  NINE MONTHS ENDED
                                                     SEPTEMBER 30, 1997  SEPTEMBER 30, 1997
                                                     ------------------  ------------------
Shares outstanding at January 1, 1997 ..........          8,678,883          8,678,883
Shares issued January 1, 1997 in connection with
  the 1992 Employee Stock Purchase Plan ........             12,178             12,178
Shares issued in connection with a
  non-qualified stock option plan ..............             22,167             20,747
Shares issued July 1, 1997 in connection with
  the 1992 Employee Stock Purchase Plan ........             11,851              3,950
                                                          ---------          ---------
Weighted average shares outstanding ............          8,725,079          8,715,758
                                                          ---------          ---------



                               SEPTEMBER 30, 1996

                                                 THREE MONTHS ENDED   NINE MONTHS ENDED
                                                 SEPTEMBER 30, 1996   SEPTEMBER 30 1996
                                                 ------------------   -----------------
Shares outstanding at January 1, 1996 .......          8,522,759          8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan .......................              9,502              9,502
Shares issued in connection with a
  non-qualified stock option plan ...........              2,778             55,335
Shares issued July 1, 1996 in connection with
  the 1992 Employee Stock Purchase Plan .....             11,243              3,748
Weighted average of optioned shares
  using the treasury stock method ...........            245,303            373,958
                                                       ---------          ---------
Weighted average primary shares
  outstanding ...............................          8,791,585          8,965,302
                                                       =========          =========


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